Corporate Communications


Polaroid Corporation
549 Technology Square
Cambridge, Massachusetts  02139
617 386 2000



Media Contact:			                               Investor Contact:
Robert L. Guenther			                           Phil Ruddick
(617) 386-3112				                              (617) 386-6638
email:  guenthr@polaroid.com	                   ruddicp@polaroid.com



                   RON OLSEN ELECTED TO POLAROID BOARD


	CAMBRIDGE, Mass., -- July 19, 1996 -- Polaroid Corporation (NYSE:PRD) announced today that Ron Olsen had been elected to its Board of Directors.


	Olsen, a mechanical specialist at a Polaroid facility in Waltham, Mass., has worked for Polaroid since 1965. He replaces James D. Mahoney, who retired last year, as the employee member of the board.


	Olsen's election brings the membership of Polaroid's board to l4.


Polaroid Corporation, with sales of more than $2.2 billion, is the worldwide leader in instant imaging. Polaroid supplies instant photographic cameras and films, electronic imaging products, medical diagnostic imaging systems, graphics imaging systems, polarizers, and holographic films to markets worldwide.

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